Archrock Reports First Quarter 2022 Results

HOUSTON, May 9, 2022 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the first quarter of 2022.

First Quarter 2022 and Recent Highlights

●	Revenue for the first quarter of 2022 was $197.2 million compared to $195.4 million in the first quarter of 2021.
●	Net income for the first quarter of 2022 was $1.7 million compared to $4.2 million in the first quarter of 2021.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2022 was $81.4 million compared to $97.9 million in the first quarter of 2021.
●	Previously-declared quarterly dividend of $0.145 per common share for the first quarter of 2022 resulted in dividend coverage of 1.8x.
●	Net cash provided by operating activities for the first quarter of 2022 was $76.6 million and free cash flow after dividend (a non-GAAP measure defined below) was $17.2 million.
●	Contract operations bookings for the first quarter of 2022 increased 40% compared to the fourth quarter of 2021.
●	Agreed to acquire for cash a 25% equity stake in Ecotec International Holdings, LLC (“ECOTEC”), a global leader in methane emissions monitoring and management.

Management Commentary and Outlook

“Compression market fundamentals improved considerably during the first quarter as our customers implemented their growth plans for 2022. We delivered higher operating horsepower and contract operations revenue growth, as compared to the fourth quarter of 2021, and our team did a great job maximizing our gross margins in an inflationary environment,” said Brad Childers, Archrock’s President and Chief Executive Officer. “On the market and bookings front, the recovery and our exceptional customer service is driving increased engagement with customers, with strong visibility into compression demand now reaching well into 2023. In addition, last week, we closed the sale of additional non-core compression assets for proceeds totaling $56 million. Our underlying business performance is on pace with our forecast for the year and with the benefit of this transaction, we are raising the low end of our annual adjusted EBITDA guidance range and now expect to generate positive free cash flow after dividends in 2022.

“Positive developments for natural gas are reinforcing our outlook for 2022 and expectation for a multi-year cyclical recovery. Importantly, the collision of geopolitical tensions, recent upstream underinvestment and limited spare capacity is rapidly shifting the energy transition narrative to one that elevates the importance of energy security and natural gas. This dynamic and strong market indicators, including the growing potential for another wave of LNG projects, lay the foundation for a sustained secular upturn in U.S. natural gas production, and therefore, our compression business.

“With a supportive commodity backdrop, proven operational execution and several transformative catalysts on the horizon, I’m excited about what lies ahead for Archrock. We are in the early stages of leveraging an upgraded technology platform in our field operations, which we expect to be a key differentiator for us moving forward. We are also taking important steps in our strategy to develop a suite of solutions that supports our customers’ sustainability goals, most recently with the acquisition of a minority equity stake in ECOTEC and the opportunity to bring their continuous methane emissions detection and management offerings to our customers. We look forward to updating you on these initiatives and other possible upside opportunities as the year progresses,” concluded Childers.

First Quarter 2022 Financial Results

Archrock’s first quarter 2022 net income of $1.7 million included a pre-tax non-cash long-lived and other asset impairment of $7.4 million. Archrock’s first quarter 2021 net income of $4.2 million included the following pre-tax items: a non-cash long-lived and other asset impairment of $7.1 million, a write-off of unamortized deferred financing costs of $4.9 million, a non-income-based tax benefit of $2.5 million and restructuring costs totaling $0.9 million.

Adjusted EBITDA for the first quarter of 2022 and 2021 included $2.1 million and $11.0 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the first quarter of 2022, contract operations segment revenue totaled $163.7 million, compared to $166.0 million in the first quarter of 2021. Gross margin (a non-GAAP measure defined below) was $99.2 million, compared to $104.7 million in the first quarter of 2021. This reflected a gross margin percentage of 61%, compared to 63% in the prior year quarter. Total operating horsepower was 3.3 million at the end of the first quarter in both 2022 and 2021, and reflected the sale of 119,000 active horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the first quarter of 2022 was 84%, compared to 82% at the end of the first quarter of 2021.

Aftermarket Services

For the first quarter of 2022, aftermarket services segment revenue totaled $33.5 million, compared to $29.4 million in the first quarter of 2021 due to higher parts sales as the market recovery drove an increase in customer demand. Gross margin of $4.9 million compared to $3.6 million in the first quarter of 2021. Gross margin percentage was 15%, up from 12% in the prior year quarter.

Balance Sheet

Long-term debt was $1.5 billion at March 31, 2022, reflecting net debt repayment of $14.0 million during the first quarter of 2022. Our leverage ratio was 4.5x, compared to 4.1x as of March 31, 2021. Our available liquidity totaled $435.2 million as of March 31, 2022.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the first quarter of 2022 of 1.8x. The dividend will be paid on May 17, 2022 to stockholders of record at the close of business on May 10, 2022.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2022		2021		2021
Net income	$1,721		$5,992		$4,169
Adjusted EBITDA	$81,432		$83,499		$97,914

Contract operations revenue	$163,656		$159,501		$166,034
Contract operations gross margin	$99,155		$99,047		$104,669
Contract operations gross margin percentage	61%		62%		63%

Aftermarket services revenue	$33,545		$35,748		$29,397
Aftermarket services gross margin	$4,907		$5,242		$3,614
Aftermarket services gross margin percentage	15%		15%		12%

Selling, general, and administrative	$27,773		$27,167		$25,084

Cash available for dividend	$41,147		$45,545		$61,719
Cash available for dividend coverage	1.8	x	2.0	x	2.8	x

Free cash flow	$39,914		$6,928		$94,073
Free cash flow after dividend	$17,241		$(15,423)		$71,918

Total available horsepower (at period end)	3,881		3,878		4,067
Total operating horsepower (at period end)	3,275		3,247		3,329
Horsepower utilization spot (at period end)	84%		84%		82%

Conference Call Details

Archrock will host a conference call on Tuesday, May 10, 2022, to discuss first quarter 2022 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-440-5667 in the United States and Canada or 1-646-960-0476 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2022 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, non-cash stock-based compensation expense, indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; Archrock’s ability to integrate ECOTEC’s products and services into its business and offer them to its customers; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2021, Archrock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Revenue:
Contract operations	$163,656	$159,501	$166,034
Aftermarket services	33,545	35,748	29,397
Total revenue	197,201	195,249	195,431
Cost of sales (excluding depreciation and amortization):
Contract operations	64,501	60,454	61,365
Aftermarket services	28,638	30,506	25,783
Total cost of sales (excluding depreciation and amortization)	93,139	90,960	87,148
Selling, general and administrative	27,773	27,167	25,084
Depreciation and amortization	43,039	43,761	45,712
Long-lived and other asset impairment	7,416	6,243	7,073
Restructuring charges	—	950	897
Interest expense	25,246	25,424	31,245
Gain on sale of assets, net	(2,112)	(709)	(11,032)
Other (income) expense, net	36	(3,073)	(1,889)
Income before income taxes	2,664	4,526	11,193
Provision for (benefit from) income taxes	943	(1,466)	7,024
Net income	$1,721	$5,992	$4,169

Basic and diluted net income per common share (1)	$0.01	$0.04	$0.03

Weighted average common shares outstanding:
Basic	152,690	152,320	151,425
Diluted	152,810	152,442	151,578

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2022	2021	2021
Revenue:
Contract operations	$163,656	$159,501	$166,034
Aftermarket services	33,545	35,748	29,397
Total revenue	$197,201	$195,249	$195,431

Gross margin (1):
Contract operations	$99,155	$99,047	$104,669
Aftermarket services	4,907	5,242	3,614
Total gross margin	$104,062	$104,289	$108,283

Gross margin percentage:
Contract operations	61%	62%	63%
Aftermarket services	15%	15%	12%
Total gross margin percentage	53%	53%	55%

Selling, general and administrative	$27,773	$27,167	$25,084
% of revenue	14%	14%	13%

Adjusted EBITDA (1)	$81,432	$83,499	$97,914
% of revenue	41%	43%	50%

Capital expenditures	$44,858	$27,004	$11,539
Proceeds from sale of property, plant and equipment and other assets	(5,437)	(5,149)	(27,282)
Net capital expenditures	$39,421	$21,855	$(15,743)

Total available horsepower (at period end) (2)	3,881	3,878	4,067
Total operating horsepower (at period end) (3)	3,275	3,247	3,329
Average operating horsepower	3,257	3,220	3,360
Horsepower utilization:
Spot (at period end)	84%	84%	82%
Average	84%	83%	82%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,584	$22,598	$22,406
Cash available for dividend coverage (4)	1.8	x	2.0	x	2.8	x

Free cash flow (1)	$39,914	$6,928	$94,073
Free cash flow after dividend (1)	$17,241	$(15,423)	$71,918

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower, and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2022	2021	2021
Balance Sheet
Long-term debt (1)	$1,517,015	$1,530,825	$1,619,238
Total equity	872,323	891,438	923,124

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net income	$1,721	$5,992	$4,169
Depreciation and amortization	43,039	43,761	45,712
Long-lived and other asset impairment	7,416	6,243	7,073
Restructuring charges	—	950	897
Interest expense	25,246	25,424	31,245
Stock-based compensation expense	3,067	2,595	2,663
Indemnification income, net (1)	—	—	(869)
Provision for (benefit from) income taxes	943	(1,466)	7,024
Adjusted EBITDA (2)	81,432	83,499	97,914
Selling, general and administrative	27,773	27,167	25,084
Stock-based compensation expense	(3,067)	(2,595)	(2,663)
Indemnification income, net (1)	—	—	869
Gain on sale of assets, net	(2,112)	(709)	(11,032)
Other (income) expense, net	36	(3,073)	(1,889)
Gross margin (2)	$104,062	$104,289	$108,283

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net income	$1,721	$5,992	$4,169
Depreciation and amortization	43,039	43,761	45,712
Long-lived and other asset impairment	7,416	6,243	7,073
Restructuring charges	—	950	897
Interest expense	25,246	25,424	31,245
Stock-based compensation expense	3,067	2,595	2,663
Indemnification income, net	—	—	(869)
Provision for (benefit from) income taxes	943	(1,466)	7,024
Adjusted EBITDA (1)	81,432	83,499	97,914
Less: Maintenance capital expenditures	(13,546)	(11,883)	(8,362)
Less: Other capital expenditures	(1,983)	(1,789)	(2,343)
Less: Cash tax refund (payment)	(3)	358	(4)
Less: Cash interest expense	(24,753)	(24,640)	(25,486)
Cash available for dividend (2)	$41,147	$45,545	$61,719

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net cash provided by operating activities	$76,572	$28,675	$77,555
Inventory write-downs	(294)	(376)	(218)
Provision for credit losses	(108)	241	(224)
Gain on sale of assets, net	2,112	709	11,032
Current income tax provision (benefit)	57	(67)	432
Cash tax refund (payment)	(3)	358	(4)
Amortization of operating lease ROU assets	(780)	(958)	(950)
Amortization of contract costs	(4,476)	(4,467)	(5,591)
Deferred revenue recognized in earnings	3,115	2,301	2,328
Cash restructuring charges	—	950	897
Indemnification income, net	—	—	(869)
Changes in assets and liabilities	(18,185)	32,958	(10,889)
Maintenance capital expenditures	(13,546)	(11,883)	(8,362)
Other capital expenditures	(1,983)	(1,789)	(2,343)
Payments for settlement of interest rate swaps that include financing elements	(1,334)	(1,107)	(1,075)
Cash available for dividend (1)	$41,147	$45,545	$61,719

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net cash provided by operating activities	$76,572	$28,675	$77,555
Net cash provided by (used in) investing activities	(36,658)	(21,747)	16,518
Free cash flow (1)	39,914	6,928	94,073
Dividends paid to stockholders	(22,673)	(22,351)	(22,155)
Free cash flow after dividend (1)	$17,241	$(15,423)	$71,918

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Annual Guidance Range
	2022
	Low	High
Net income (1)	$22,000	$52,000
Interest expense	97,000	97,000
Provision for income taxes	17,000	17,000
Depreciation and amortization	175,000	175,000
Stock-based compensation expense	12,000	12,000
Long-lived and other asset impairment	7,000	7,000
Adjusted EBITDA (2)	$330,000	$360,000

(1)	2022 annual guidance for net income includes $7 million of long-lived and other asset impairment as of March 31, 2022, but does not include the impact of any such future costs, because due to their nature, they cannot be accurately forecasted. Such costs do not impact Adjusted EBITDA, however, they are a reconciling item between the measure and net income. Long-lived and other asset impairment for the years 2021 and 2020 was $21 million and $80 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.